                       SECURITIES AND EXCHANGE COMMISSION



                             Washington, D.C.  20549



                                    FORM 8-K



                                 CURRENT REPORT



                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934



                                 Date of Report
                                  June 20, 1995



                           AIRCOA HOTEL PARTNERS, L.P.
             (Exact name of registrant as specified in its charter)



                                State of Delaware
                 (State or other jurisdiction of incorporation)

                 1-9563                                84-1042607
        (Commission File Number)            (IRS Employer Identification No.)

      5775 DTC Boulevard, Suite 300
           Englewood, Colorado                            80111
(Address of principal executive offices)               (Zip Code)



               Registrant's telephone number, including area code
                                 (303) 220-2000


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Item 5.  Other Events.


                           AIRCOA HOTEL PARTNERS, L.P.
             FINALIZES $45-MILLION  LOAN TO REFINANCE SIX PROPERTIES

Englewood, CO, June 22, 1995 -- AIRCOA Hotel Partners, L.P. has finalized a five-year, $45-million mortgage with The Hongkong and Shanghai Banking Corporation Limited to refinance and renovate six properties. The loan also includes $l million in revolving credit. The new mortgage financing has a floating rate tied to the Eurodollar rate on a 20-year amortization schedule.

The six properties, managed by Richfield Hospitality Services, Inc., are located in Aurora, Oh.; Bloomington, Ind.; Buffalo, N.Y.; Durham, N.C.; Orlando, Fla.; and Scottsdale, Ariz. A wholly-owned subsidiary of Richfield is general partner of AIRCOA Hotel Partners, L.P.

"As occupancy rates and financial performance continue to rebound in the lodging industry, competition for loans on hotel properties has heated up among banks, insurance companies and other financing sources resulting in availability of more price-competitive loans," said Michael Sheh, senior vice president of finance and asset management for Richfield. He said AIRCOA explored several hotel financing programs before selecting Hongkong Bank on the basis of more attractive pricing and greater flexibility.

Richfield provides management services to a wide range of properties representing multiple segments of the lodging industry and located throughout the continental U.S., Hawaii, Alaska and Central America, including hotels licensed by most major franchises as well as independents.


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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.





                                        AIRCOA HOTEL PARTNERS, L.P.


                                        By:  AIRCOA Hospitality Services, Inc.,
                                             General Partner




Date:  June 20, 1995                    By:  /s/ Douglas M. Pasquale
- --------------------                         ----------------------------------
                                                  Douglas M. Pasquale
                                                    Executive Vice President
                                                    and Chief Financial Officer
                                                    (Duly Authorized Officer and
                                                    Principal Financial Officer)